Exhibit 99.1

Orbital Energy Group Reports Record Revenues in First Quarter 2022 of $70.3 Million

Records Positive Adjusted EBITDA of $3.8 Million and Reiterates Full-Year 2022 Financial Guidance

HOUSTON, (May 16, 2022) — Orbital Energy Group, Inc. (Nasdaq: OEG) ("Orbital Energy" or the "Company") today reported its financial results for the first quarter ended March 31, 2022.

First Quarter Summary

●	Revenues of $70.3 million, compared to $41.0 million in the prior quarter and $5.6 million for the first quarter of 2021;

●	Gross profit of $11.6 million compared to a gross loss of $2.5 million in the first quarter of 2021;

●	Operating loss of $1.8 million, an improvement of $13.8 million from the first quarter of 2021;

●

Loss from continuing operations, net of income taxes of $36.7 million, including a non-cash charge of $26.0 million. Excluding this charge, loss from continuing operations would have been $10.4 million, a $5.3 million improvement from the prior quarter and a $5.9 million improvement from the first quarter of 2021;

●	Adjusted EBITDA from continuing operations was a positive $3.8 million compared to a loss of $1.2 million in the prior quarter and a loss of $9.6 million in the first quarter of 2021;

●	Backlog of $513.5 million as of March 31, 2022, with $294.6 million expected to be recognized in the next twelve months.

Items Subsequent to the End of First Quarter

●	Named Robert Burns as President of Orbital Solar Services

●	Extended maturity on portion of seller notes to December 31, 2022

●	Completed a registered direct offering of $21 million;

●	Completed the sale of Orbital Gas Systems Ltd.

"Our first quarter results reflect the continued progress of building out our infrastructure services platform, and we accomplished a significant milestone in achieving positive adjusted EBITDA for the first time since I joined the company," said Jim O'Neil, Vice Chairman and CEO of Orbital Energy Group.

“Our backlog and end market drivers remain strong, as well as customer demand for our services and we believe we are well positioned to achieve our 2022 financial guidance provided on our year end call, which we are reiterating today.”

First Quarter 2022 Financial Results

Total revenue was $70.3 million, compared to $41.0 million in the previous quarter and $5.6 million in the first quarter of 2021. The sequential and year-over-year improvement is primarily due to the acquisitions of GTS and Front Line Power last year.

Electric Power revenue for the first quarter was $39.7 million, compared to $23.3 million in the prior quarter and $3.2 million in the first quarter of 2021. The increase was primarily due to the acquisition of Front Line Power. Telecommunications revenue for the first quarter was $16.1 million, compared to $13.0 million in the prior quarter and zero revenue in the first quarter of 2021. Renewables revenue for the first quarter was $14.5 million, compared to $4.8 million in the prior quarter and $2.4 million in the first quarter of 2021.

Gross profit in the first quarter was $11.6 million, compared to gross profit of $7.4 million in the prior quarter and gross loss of $2.5 million in the first quarter of 2021. Total operating expenses in the first quarter were $13.4 million, compared to $16.1 in the prior quarter and $13.1 million in the first quarter of 2021. Loss from continuing operations before taxes in the first quarter was $36.4 million, including a $26.0 million non-cash charge. Excluding this charge, loss from continuing operations would have been $10.4 million, compared to a loss of $15.2 million in the prior quarter and a loss of $16.3 million in the first quarter of 2021.

Full Year 2022 Outlook

The Company expects full year consolidated revenue to be in the range of $375M to $425M and adjusted EBITDA to be in the range of $38M to $43M. This reflects year-over-year revenue growth of 382% and an improvement of $67.5 million in Adjusted EBITDA for the full year 2022 compared to 2021 from the midpoint of the Company’s guidance. This revenue growth and improvement in adjusted EBITDA is expected to be led by strong double-digit organic growth in the Company’s electric power and telecommunications segments largely due to projects under contract and the unprecedented demand for the Company’s services in these segments.

Conference Call

Management will host a conference call today, May 16, 2022 at 8:30 am ET to discuss these results and recent corporate developments. After management's opening remarks, there will be a question-and-answer period. To access the call, please dial (678) 894-3054 and provide conference ID 3716707. A live webcast of the conference call and accompanying slide presentation can be accessed via the Investor Relations/Events & Presentations section of the Orbital Energy website (http://www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until June 1, 2022. To access the replay of the call dial (404) 537-3406 and provide conference ID 3716707. An archived copy of the webcast and slide presentation will also be available via the link referenced above.

About Orbital

Orbital Energy Group, Inc. (Nasdaq: OEG) is a diversified infrastructure services platform, providing engineering, design, construction, and maintenance services to customers in the electric power, telecommunications, and renewable industries.

Orbital Energy Group is dedicated to maximizing shareholder value, by striving to exceed our customers’ expectations, building a diverse workforce and making a positive difference in the lives of our employees and the communities in which we operate, and contributing to reducing the carbon footprint through the services we provide.

For more information please visit: www.orbitalenergygroup.com

Non-GAAP Financial Measures

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Orbital Energy's performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Orbital Energy's operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP. Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Orbital Energy's current and historical results (as applicable): EBITDA and adjusted EBITDA from continuing operations (non-GAAP financial measures) to loss from continuing operations, net of income taxes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the expected use of proceeds.  These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms.  These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the years ended December 31, 2021, its periodic reports on Form 10-Q, and its Current Reports on Form 8-K filed in 2021 and 2022, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Orbital undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:

Three Part Advisors

John Beisler or Steven Hooser

817-310-8776
investors@orbitalenergygroup.com

Orbital Energy Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2022	2021

Assets:
Current Assets:
Cash and cash equivalents	$20,949	$26,865
Restricted cash – current portion	146	150
Trade accounts receivable, net of allowance	52,670	48,752
Inventories	1,299	1,335
Contract assets	14,198	7,478
Note receivable, current portion	1,051	3,536
Prepaid expenses and other current assets	7,291	6,919
Assets held for sale, current portion	6,611	6,679
Total current assets	104,215	101,714

Property and equipment, less accumulated depreciation	28,727	29,638
Investment	1,063	1,063
Right of use assets - Operating leases	20,040	18,247
Right of use assets - Financing leases	14,231	14,702
Goodwill	102,349	100,899
Other intangible assets, net	138,207	142,656
Restricted cash, noncurrent portion	1,026	1,026
Note receivable, noncurrent portion	—	836
Deposits and other assets	1,557	1,558
Total assets	$411,415	$412,339

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$17,853	$10,111
Notes payable, current portion	68,563	72,774
Line of credit	4,000	2,500
Operating lease obligations - current portion	5,179	4,674
Financing lease obligations - current portion	5,048	4,939
Accrued expenses	30,524	28,301
Contract liabilities	6,470	6,503
Financial instrument liability, current portion	25,912	825
Liabilities held for sale, current portion	5,735	4,367
Total current liabilities	169,284	134,994

Financial instrument liability, noncurrent portion	1,753	—
Deferred tax liabilities	260	260
Notes payable, less current portion	153,414	156,605
Operating lease obligations, less current portion	14,878	13,555
Financing lease obligations, less current portion	9,455	9,939
Other long-term liabilities	720	720
Total liabilities	349,764	316,073

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at March 31, 2022 or December 31, 2021	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 85,887,514 shares issued and 85,409,451 shares outstanding at March 31, 2022 and 82,259,739 shares issued and 81,906,676 shares outstanding at December 31, 2021	86	82
Additional paid-in capital	314,485	311,487
Treasury stock at cost; 353,063 shares held at March 31, 2022 and December 31, 2021	(413)	(413)
Accumulated deficit	(248,535)	(210,934)
Accumulated other comprehensive loss	(3,989)	(3,995)
Total Orbital Energy Group, Inc.'s stockholders' equity	61,634	96,227
Noncontrolling interest	17	39
Total stockholders' equity	61,651	96,266
Total liabilities and stockholders' equity	$411,415	$412,339

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months
(in thousands, except share and per share amounts)	Ended March 31,
	2022	2021

Revenues	$70,254	$5,561

Cost of revenues	58,671	8,082

Gross profit	11,583	(2,521)

Operating expenses:
Selling, general and administrative expense	8,126	12,019
Depreciation and amortization	5,323	1,082
Recovery of bad debt	(60)	—
Other operating expense	(18)	—

Total operating expenses	13,371	13,101

Loss from operations	(1,788)	(15,622)

Loss on extinguishment of debt	(26,019)	(250)
Other income (expense)	(583)	313
Interest expense	(8,039)	(734)

Loss from continuing operations before taxes	(36,429)	(16,293)

Income tax expense	241	16

Loss from continuing operations, net of income taxes	(36,670)	(16,309)

Discontinued operations
Loss from discontinued operations, net of income taxes	(953)	(1,643)

Net loss	(37,623)	(17,952)
Less: net loss attributable to noncontrolling interest	(22)	—
Net loss attributable to Orbital Energy Group, Inc.	$(37,601)	$(17,952)

Basic and diluted weighted average common shares outstanding	83,126,709	44,564,868

Loss from continuing operations per common share - basic and diluted	$(0.44)	$(0.36)

Income from discontinued operations - basic and diluted	(0.01)	(0.04)

Loss per common share - basic and diluted	$(0.45)	$(0.40)

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months
(in thousands)	Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,623)	$(17,952)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,687	316
Amortization of intangibles	5,003	1,431
Amortization of debt discount	1,635	140
Amortization of note receivable discount	(63)	(74)
Stock-based compensation and expense, net of forfeitures	(3,050)	2,559
Fair value adjustment to liability for stock appreciation rights	(269)	1,908
Fair value adjustment to financial instrument liability	928	—
Loss on extinguishment of debt and debt modifications	26,019	250
Recovery of bad debt	31	(19)
Inventory reserve	(22)	(72)
Gain on sale of assets	(103)	—
Non-cash unrealized foreign currency (gain) loss	48	(100)

Change in operating assets and liabilities, net of acquisition:
Trade accounts receivable	(3,935)	1,689
Inventories	20	225
Contract assets	(6,378)	156
Prepaid expenses and other current assets	(751)	783
Right of use assets/lease liabilities, net	35	(222)
Deposits and other assets	(26)	—
Accounts payable	7,929	(4,343)
Accrued expenses	4,175	1,286
Contract liabilities	1,145	(1,443)
NET CASH USED IN OPERATING ACTIVITIES	(1,565)	(13,482)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash received	(773)	—
Purchases of property and equipment	(1,351)	(2,946)
Deposits on financing lease property and equipment	26	—
Proceeds from sale of property and equipment	78	—
Purchase of other intangible assets	(51)	(692)
Proceeds from notes receivable	3,500	100
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,429	(3,538)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	3,500	—
Payments on line of credit	(2,000)	(441)
Payments on financing lease obligations	(1,212)	(1)
Proceeds from notes payable	—	9,701
Payments on notes payable	(5,804)	(3,238)
Proceeds from sales of common stock	—	42,376
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(5,516)	48,397

Effect of exchange rate changes on cash	(268)	11
Net increase (decrease) in cash, cash equivalents and restricted cash	(5,920)	31,388
Cash, cash equivalents and restricted cash at beginning of period	28,041	4,524

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$22,121	$35,912

Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA from Continuing Operations for the Three Months Ended March 31, 2022 and 2021

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and Adjusted EBITDA from continuing operations to loss from continuing operations, net of taxes for the three months ended March 31, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate the Company's performance. EBITDA from continuing operations is defined as loss from continuing operations before interest, taxes, depreciation and amortization, and Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for certain other items as described below. We believe that the exclusion of these items from loss from continuing operations enables management and investors to more effectively evaluate the Company's operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to loss from continuing operations or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) stock-based compensation and expense may vary from period to period due to fair value adjustments from changes in market conditions, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition costs vary from period to period depending on the Company's level of acquisition activity; (iii) gains and losses loss on disposal of assets varies from period to period depending on operational wear and tear and condition of the Company's fixed assets; (iv) gains and losses on extinguishment and modification of debt varies from period to period depending on changes in the Company's financing activities and the exercise of certain debt-to-equity conversion features; and (v) fair value adjustments to equity-linked financial instrument liabilities varies from period to period depending on changes in the market price of Orbital Energy's common stock and certain assumptions used in fair valuation calculations. Because EBITDA and adjusted EBITDA from continuing operations, as defined, exclude some, but not all, items that affect loss from continuing operations, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, loss from continuing operations, net of income taxes and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes to follow:

	For the Three Months Ended
(In thousands)	March 31,
(Unaudited)	2022	2021
Loss from continuing operations, net of income taxes (GAAP)	$(36,670)	$(16,309)
Interest expense, net	7,961	653
Income tax expense (benefit)	241	16
Depreciation and amortization	8,690	1,315
EBITDA from continuing operations (a)	(19,778)	(14,325)
Stock-based compensation and expense, net of forfeitures (b)	(3,319)	4,467
Acquisition costs (c)	32	—
(Gain) loss on disposal of assets (d)	(103)	—
(Gain) loss on extinguishment and modification of debt (e)	26,019	250
Fair value adjustment to equity-linked financial instruments (f)	928	—
Adjusted EBITDA from continuing operations (a)	$3,779	$(9,608)

(a)

The calculations of EBITDA and Adjusted EBITDA from continuing operations for the three months ended March 31, 2021 have been amended to conform to the current period calculations of EBITDA and Adjusted EBITDA from continuing operations.

(b)

The amounts include non-cash expenses recognized from the vesting of stock-based compensation awards issued to employees, executives, directors and consultants for services provided, net of forfeitures. The amount for the three-month period ended March 31, 2021 includes non-cash expenses recognized from modifications to executive stock appreciation rights (SARS) compensation awards that were exchanged for restricted stock units (RSUs).

(c)	The amounts for the three months ended March 31, 2022 includes certain acquisition-related costs incurred for the acquisition of Coax Fiber Solutions, Inc.
(d)	The amounts relate to net gains or losses recognized on the disposal of the Company’s assets.
(e)

The amounts for the three months ended March 31, 2022 include the net gains and losses recognized for the modification of seller financed notes payable issued for the acquisition of Front Line Power Construction, LLC and the issuance of shares of common stock in exchange for payment on certain notes payable.

(f)

The amounts for the three months ended March 31, 2022 include fair value adjustments related to certain down-round and anti-dilutive protections on equity-linked financial instruments issued to the lenders of the Company's syndicated debt.

Estimated EBITDA and Adjusted EBITDA from Continuing Operations for the Full Year 2022

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and Adjusted EBITDA from continuing operations to loss from continuing operations, net of income taxes for the full year ending December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate the Company's expected performance. EBITDA from continuing operations is defined as loss from continuing operations before interest, taxes, depreciation and amortization, and Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for certain other items as described below. We believe that the exclusion of these items from loss from continuing operations enables management and investors to more effectively evaluate the Company's operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to loss from continuing operations or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, stock-based compensation expense may vary from period to period due to fair value adjustments from changes in market conditions, forfeiture rates, accelerated vesting and amounts granted. Because EBITDA and adjusted EBITDA from continuing operations, as defined, exclude some, but not all, items that affect loss from continuing operations, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, loss from continuing operations, net of income taxes and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes to follow:

	Estimated Range
(In thousands) (Unaudited)	Full Year Ending December 31, 2022
Loss from continuing operations, net of income taxes (as defined by GAAP) (a)	$(21,616)	$(16,816)
Interest expense, net	25,671	25,671
Income tax expense (benefit) (b)	300	500
Depreciation and amortization	28,445	28,445
EBITDA from continuing operations	32,800	37,800
Stock-based compensation and expense	5,200	5,200
Adjusted EBITDA from continuing operations	$38,000	$43,000

(a)

The Company incurred a loss on extinguishment of $26.0 million as a result of non-cash losses incurred during the period ended March 31, 2022 from fair value adjustments made to certain equity-linked financial instruments. The estimated financial results are reflective of an expected net impact of $0 on the Company’s financial results during the full year ending December 31, 2022 as the Company expects these factors will be offset by changes in market factors and estimated financial results from continuing operations during the full year ending December 31, 2022. Actual results of this non-cash item would not have an impact on Adjusted EBITDA from continuing operations.

(b)

These amounts include estimated state minimum tax expenses determined using the statutory tax rates of the jurisdictions where taxable income is expected to be earned. These amounts do not include federal and foreign income tax expense (benefits) as the Company does not expect to generate taxable income related to its US and foreign jurisdictions and expects valuation allowance reserves to be recognized on any deferred tax assets realized during the full year 2022.